Filed Under Rule 424(b)(3)
                                        Registration No. 33-61863


         PRICING SUPPLEMENT NO. 3 DATED January 31, 1996
            (To Prospectus Dated September 27, 1995)


                      COLONIAL GAS COMPANY
               SECURED MEDIUM TERM NOTES, SERIES A
        Due from 9 months to 40 years from Date of Issue
                          (Fixed Rate)


Principal Amount:        $10,000,000

Interest Rate:           6.94%

Interest Payment Record
Dates:                   February 5 and August 5

Interest Payment Dates:  February 15 and August 15

Original Issue Date:     February 5, 1996

Maturity Date:           February 5, 2026

Agents' Commission:      $75,000

Net Proceeds to Company: $9,925,000

     X    These Notes cannot be redeemed by the
          Company prior to maturity (except as
          provided in the Indenture).

          These Notes may be redeemed, at the option of the Company, prior to maturity.

Trustee:

The First National Bank of Boston has transferred its trust business to State Street Bank and Trust Company. Accordingly, the Trustee under the Indenture is now State Street Bank and Trust Company, whose principal place of business is 2 International Place, Boston, Massachusetts, ATTENTION: CORPORATE TRUST DEPT.